SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

SCOTT TECHNOLOGIES, INC. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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	(2)	Form, Schedule or Registration Statement No.:
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The following is a press release disseminated by Scott Technologies, Inc. on April 30, 2001.

[LOGO]  SCOTT TECHNOLOGIES

   News Release
   For more information, contact:

Robert Berick
216-896-1416	FOR IMMEDIATE RELEASE

SCOTT TECHNOLOGIES ANNOUNCES EXCHANGE RATIO FOR
MERGER WITH SUBSIDIARY OF TYCO INTERNATIONAL

CLEVELAND, Ohio - April 30, 2001 - Scott Technologies, Inc. (Nasdaq: SCTT) today announced the exchange ratio for its proposed merger with a subsidiary of Tyco International Ltd. (NYSE: TYC). The weighted average share price of Tyco common shares, calculated pursuant to the merger agreement, is $52.1355 per share. Hence, if the transaction closes as planned, the formula provided for in the merger agreement would result in each share of Scott common stock being exchanged for 0.4412 of a Tyco common share ($23.00 divided by the $52.1355 weighted average share price), plus cash for any fractional shares. For example, a stockholder owning 100 shares of Scott common stock would be entitled to 44 Tyco common shares, plus $6.26 in cash in lieu of fractional Tyco common shares.

Scott stockholders are scheduled to vote on the merger at their special meeting on Thursday, May 3, 2001. Scott expects the transaction to close shortly following the special meeting, provided its stockholders approve the merger agreement and that all other customary conditions to the merger are satisfied.

Scott Technologies, Inc. is a leading designer and manufacturer of sophisticated, high-performance respiratory protection systems, gas detection instruments and other life saving products for fire-fighting, industrial, aviation and government markets.

FORWARD-LOOKING INFORMATION

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties. Scott's actual experience may differ materially from that anticipated in such statements. Among those factors that could cause actual results to differ materially from those described in the forward-looking statements are: the failure of Scott stockholders to adopt the merger agreement providing for Tyco's acquisition of Scott; if the Tyco share price at the time of consummation of the merger is less than the weighted average share price specified above, Scott stockholders would receive less than $23.00 in value per share of Scott common stock; the inability to satisfy the conditions for consummation of the merger; the risks associated with Scott's operations as an independent company should the merger fail to be consummated; other economic, business, competitive and/or regulatory factors affecting the business of Tyco and Scott generally; and the other risks described in Scott's documents filed with the Securities and Exchange Commission, including the definitive proxy statement/prospectus dated March 30, 2001.

*	*	*	*	*	*

Investors and stockholders are advised to read the proxy statement/prospectus regarding the business combination transaction with Tyco because it contains important information. The definitive proxy statement/prospectus was filed with the Securities and Exchange Commission by Tyco and Scott on March 30, 2001 and stockholders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by Tyco and Scott with the Commission at the Commission's web site at http://www.sec.gov. The definitive proxy/statement prospectus may also be obtained for free by directing a request to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, tel. (441) 291-8674; or to Scott Technologies, Inc., Attention: Corporate Secretary, One Chagrin Highlands, 2000 Auburn Drive, Suite 400, Beachwood, Ohio 44122, tel. (216) 464-6153.

Information about Scott's participants in the solicitation, and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint filing with the Commission by Tyco and Scott under Rule 425 under the Securities Act of 1933, as amended, and Rule 14a-12 under the Securities Exchange Act of 1934, as amended, on February 5, 2001.